Exhibit 99.1

BEST ENERGY ANNOUNCES PRELIMINARY PRO-FORMA
REVENUE RESULTS FOR FISCAL YEAR 2007

HOUSTON, TX ¡V (PR NEWSWIRE) ¡V April 8, 2008 ¡V Best Energy Services, Inc. (OTCBB:BEYS), a U.S. energy equipment and services provider, today announced preliminary pro-forma revenue results for the fiscal year ended January 31, 2008.  On a consolidated basis, pro-forma revenues for its acquired business operations, which included Best Well Services, Inc., Bob Beeman Drilling Company and American Rig Housing, will total $27.7 million.  In addition, the Company expects to report that actual results will reflect strong positive cash flow and profitability.

Best Energy expects to report audited 2007 year end financial results for Best Well and Bob Beeman Drilling on or before April 30, 2008.  Based on an initial review of the results, the Company expects to report total pro forma revenues of approximately $17.7 million for Best Well Services, Inc., a Kansas-based owner/operator of oil and gas well service rigs in Texas, Oklahoma and Kansas.  The results will also reflect that Bob Beeman Drilling Company, a Utah-based company engaged in mineral core sampling, deep water drilling and oil and gas drilling in Utah, New Mexico, Nevada, Arizona and Colorado, generated approximately $4.6 million in total pro forma revenues.  American Rig Housing is expected to contribute approximately $1.4 million to the total pro forma revenue.

In mid-February, Best Energy acquired a 100% interest in Best Well Services and Bob Beeman Drilling.  In late February, the Company acquired certain assets of American Rig Housing, a Houston, Texas-based company focused on renting living quarters, field offices and ancillary equipment to support remote oil and gas field operations throughout the country.

Senior officials from Best Energy Services are scheduled to present at the Edgewater Research 2008 Spring Small/Micro Cap Conference being held in Denver, Colorado today.  To view the related PowerPoint presentation, please visit www.BEYSinc.com.

About Best Energy Services, Inc.
Based in Houston, Texas, Best Energy Services, Inc. is a leading drilling and ancillary services provider to the domestic oil, gas and mining industries.  Through its subsidiaries, Best Well Service, Inc. and Bob Beeman Drilling Co., and its American Rig Housing operations, the Company is actively engaged in supporting the exploration, production and/or recovery of oil, gas, water and mineral resources in Arizona, Colorado, Kansas, New Mexico, Nevada, Oklahoma, Texas and Utah.

Certain statements contained in this press release, which are not based on historical facts, are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995, and are subject to substantial uncertainties and risks in part detailed in the respective Company's Securities and Exchange Commission filings, that may cause actual results to materially differ from projections. Although the Company believes that its expectations are reasonable assumptions within the bounds of its knowledge of its businesses, expectations, representations and operations, there can be no assurance that actual results will not differ materially from their expectations. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the Company's ability to execute properly its business model, to raise additional capital to implement its continuing business model, the ability to attract and retain personnel ¡V including highly qualified executives, management and operational personnel, ability to negotiate favorable current debt and future capital raises, and the inherent risk associated with a diversified business to achieve and maintain positive cash flow and net profitability. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this press release will, in fact, occur.

FOR MORE INFORMATION, PLEASE CONTACT
Best Energy Services, Inc.
Jim Carroll
713-933-2600 or via email at jcarroll@bestenergyservicesinc.com
or
Elite Financial Communications Group
Dodi B. Handy, President and CEO, or Daniel Conway, Chief Strategy Officer
407-585-1080 or via email at beys@efcg.net